UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2010
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa	51102-6000
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (712) 277-1340
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On February 18, 2010, Terra Industries Inc. (“Terra”) issued a press release setting forth Terra’s fourth quarter and full year 2009 results. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF
CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On February 12, 2010, the board of directors of Terra approved the establishment of a “rabbi trust” (the “Trust”), which is intended to provide a source of funds to assist Terra in meeting its liabilities under its existing Excess Benefits Plan (the “SERP”). The Trust was entered into between Terra and Wells Fargo Bank, N.A., which will serve as trustee of the Trust. Generally, assets of the Trust may be contributed by Terra at its sole discretion. However, pursuant to the terms of the Trust, within five days following a change in control, such as the acquisition of Terra by Yara International ASA (“Yara”) that is contemplated by the Agreement and Plan of Merger dated as of February 12, 2010, among Yara, Yukon Merger Sub, Inc., a wholly owned subsidiary of Yara, and Terra, Terra will be obligated to make an irrevocable contribution to the Trust in an amount such that the Trust will, immediately following such contribution, hold assets sufficient to pay each SERP participant or beneficiary his or her accrued benefits under the SERP as of the date of the change in control. The trustee has broad investment powers with respect to the Trust assets, but it may not invest in securities or obligations issued by Terra or any affiliate of Terra.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press release of Terra Industries Inc., issued February 18, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.
	By:	/s/ John W. Huey
		Name:	John W. Huey
Date: February 18, 2010		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of Terra Industries Inc., issued February 18, 2010.